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                                                                   EXHIBIT 10(q)

                              SECOND AMENDMENT TO
                      AMENDED AND RESTATED NOTE AGREEMENT

     This Second Amendment to Amended and Restated Note Agreement ("Second Amendment") is entered into as of this 18th day of December, 1995, between Augat Inc., a Massachusetts corporation (the "Company"), and Principal Mutual Life Insurance Company, an Iowa corporation ("Principal Mutual"), having its home office and principal mailing address at 711 High Street, Des Moines, Iowa 50392-0800.

                                   RECITALS:

     The Company and Principal Mutual entered into a Note Agreement dated as of February 1, 1992, a First Amendment dated as of June 1, 1993, and an Amended and Restated Note Agreement dated July 1, 1994, as further amended by a Limited Waiver and First Amendment to Amended and Restated Note Agreement, dated as of January 30, 1995, (as so amended, the "Restated Note Agreement"), pursuant to which the Company issued its $40,000,000 of Senior Notes (the "Notes"). Principal Mutual is the holder of $20,000,000 in original principal amount of Notes.

     The Company has notified Principal Mutual that it may take one or more restructuring charges which would result in the Company failing to comply with certain financial covenants contained in the Restated Note Agreement as of the fiscal quarter ending December 31, 1995.

     Principal Mutual has agreed that the Restated Note Agreement be amended in certain particulars as set forth herein.

     Terms used but not defined herein shall have the meaning set forth in the Restated Note Agreement.

     NOW, THEREFORE, in consideration of the premises set forth above and in consideration of the mutual covenants and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

     1. Recitals Incorporated. The Recitals set forth above are incorporated herein by reference.

     2.  Amendments to Note Agreement.

          2.1 Section 5.6 of the Restated Note Agreement is hereby amended by deleting the final period thereof and replacing it with the following proviso:

        "provided, that for the purposes of calculating Consolidated Current Liabilities for the Company's fiscal quarter ending December 31, 1995, Consolidated Current Liabilities shall not include any liabilities or expenses incorporated within the definition of Restructuring Charge."

          2.2 Section 5.10 of the Restated Note Agreement is hereby amended by deleting the final period thereof and replacing it with the following proviso:

        "provided, that for the purposes of calculating Consolidated Tangible Net Worth for the Company's fiscal quarter ending December 31, 1995, liabilities arising from or in connection with the Restructuring Charge shall not constitute liabilities deducted in the calculation of Consolidated Net Tangible Assets."

          2.3 Section 8.1 of the Restated Note Agreement is hereby amended as follows:

             (a) by deleting the final period from the end of the definition of "Earnings Before Interest and Taxes" and replacing it with the following proviso:

           "provided, that for the purposes of determining the Company's compliance with the covenants set forth in Sections 5.8 and 5.9 hereof for the Company's fiscal quarter ending December 31,
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           1995 (but not for any other fiscal quarter), there shall be added to
           Earnings Before Interest and Taxes the amount of the Restructuring Charge."

             (b) by adding thereto the following new definition:

           "'Restructuring Charge' shall mean the restructuring charge or charges (including related charges and expenses reflected in the Company's "Other Income and Expense" and "Sales, General and Administrative Expenses" categories for accounting purposes) taken by the Company in the Company's fiscal quarter ending December 31, 1995 in an aggregate amount not to exceed $35,000,000."

     3. Representations of the Company. The Company, by its execution and delivery of this Second Amendment, hereby represents and warrants to Principal Mutual as follows:

          3.1 As of the date of this Second Amendment, no Default or Event of Default under the Restated Note Agreement, or under any other agreement to which the Company is subject, exists or is continuing, after giving effect to the amendment set forth herein.

          3.2  The Representations and Warranties of the Company referred to in
     Section 3 of the Restated Note Agreement are true and correct in all material respects as if made on the date hereof, except as to those Representations and Warranties made as of a specific date, which are true and correct and materially complete as of such date.

          3.3 No dissolution proceedings with respect to the Company have been commenced or are contemplated, and, except as disclosed to Principal Mutual, there has been no material adverse change in the business, condition or operations (financial or otherwise) of the Company since July 22, 1994.

          3.4 The Second Amendment has been duly authorized and executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company.

     4.  Miscellaneous.

          4.1 Except as expressly set forth in this Second Amendment, the terms of this Second Amendment shall not operate as a waiver by Principal Mutual of any of the provisions of, or otherwise prejudice, remedies or powers under the Restated Note Agreement, the Notes or applicable law and shall not operate as a waiver of or otherwise prejudice any rights Principal Mutual may have against any other Person. Except as expressly set forth in this Second Amendment, none of the terms or provisions of either the Restated Note agreement or the Notes shall be deemed to be modified hereby, and each of the Restated Note Agreement and the Notes, as modified herein, shall continue in full force and effect.

          4.2 All headings and captions preceding the text of the several sections of this Second Amendment are intended solely for convenience of reference and shall not constitute a part of this Second Amendment, nor shall they affect its meaning, construction or effect.

          4.3 This Second Amendment embodies the entire agreement and understanding between the Company and Principal Mutual with regard to the matter set forth herein, and supersedes all prior agreements and undertakings relating to such matters.

          4.4 This Second Amendment shall be governed by and construed in accordance with Massachusetts law.

          4.5 This Second Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

          4.6 This Second Amendment shall not become binding until the conditions set forth in Section 7.1 of the Restated Note Agreement have been satisfied.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their authorized officers as of the date first written above.

                               AUGAT INC.

                               By:  Lynda M. Avallone
                                   -------------------------------------------
                               Its: Treasurer
                                   -------------------------------------------


                               PRINCIPAL MUTUAL LIFE INSURANCE
                               COMPANY

                               By:  Frederick A. Bell
                                   -------------------------------------------
                               Its: Director-Securities Investment
                                   -------------------------------------------


                               By:  Austin Ramzy
                                   -------------------------------------------
                               Its: Assistant Director-Securities Investment
                                   -------------------------------------------

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

                                   AUGAT INC.

                                SECOND AMENDMENT

        RE: AMENDED AND RESTATED NOTE AGREEMENT DATED AS OF JULY 1, 1994

                                            Dated as of
                                            December 18, 1995

Allstate Life Insurance Company
3100 Sanders Road, Suite J2A
Northbrook, Illinois 60062

Attention: Private Placement Department

Ladies and Gentlemen:

     Reference is made to the Amended and Restated Note Agreement, dated as of July 1, 1994, as amended by a First Amendment dated as of January 23, 1994 but actually executed as of January 23, 1995 (as so amended, the "Note Agreement"), pursuant to which Augat Inc., a Massachusetts corporation (the "Company"), issued $40,000,000 principal amount of its Senior Secured Notes, Due February 1, 1999. Capitalized terms used herein and not otherwise defined shall have the meanings given thereto in the Note Agreement.

     The Company requests that you agree to amend certain provisions of the Note Agreement to read as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, the Company agrees with you as follows:

SECTION 1.  AMENDMENT OF NOTE AGREEMENT.

     1.1 Section 5.6 of the Restated Note Agreement is hereby amended by deleting the final period thereof and replacing it with the following proviso:

     "provided, that for the purposes of calculating Consolidated Current Liabilities for the Company's fiscal quarter ending December 31, 1995, Consolidated Current Liabilities shall not include any liabilities or expenses incorporated within the definition of Restructuring Charge."

     1.2 Section 5.10 of the Restated Note Agreement is hereby amended by deleting the final period thereof and replacing it with the following proviso:

     "provided, that for the purposes of calculating Consolidated Tangible Net Worth for the Company's fiscal quarter ending December 31, 1995, liabilities arising from or in connection with the Restructuring Charge shall not constitute liabilities deducted in the calculation of Consolidated Net Tangible Assets."

     1.3 Section 8.1 of the Restated Note Agreement is hereby amended as follows:

          (a) by deleting the final period from the end of the definition of "Earnings Before Interest and Taxes" and replacing it with the following proviso:

        "provided, that for the purposes of determining the Company's compliance with the covenants set forth in Sections 5.8 and 5.9 hereof for the Company's fiscal quarter ending December 31, 1995 (but not for any other fiscal quarter), there shall be added to Earnings Before Interest and Taxes the amount of the Restructuring Charge."

          (b) by adding thereto the following new definition:

        "'Restructuring Charge' shall mean the restructuring charge or charges (including related charges and expenses reflected in the Company's
        "Other Income and Expense" and "Sales, General and Administrative Expenses" categories for accounting purposes) taken by the Company in the
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        Company's fiscal quarter ending December 31, 1995 in an aggregate amount not to exceed $35,000,000."

SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants that no Default or Event of Default has occurred and is continuing.

SECTION 3.  MISCELLANEOUS.

     3.1. HEADINGS. The headings of the sections of this Second Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     3.2 GOVERNING LAW. This Second Amendment shall be governed by and construed in accordance with the laws of the State of Massachusetts.

     3.3 REFERENCES TO NOTE AGREEMENTS. Any and all notices, requests, certificates and other instruments executed concurrently with or after the execution of the Second Amendment may refer to the Note Agreement without making specific reference to this Second Amendment, but nevertheless all such references shall be deemed to include this Second Amendment unless the context shall otherwise require.

     4.4 RATIFICATION. Except to the extent expressly hereby modified or amended, the Note Agreement is in all respects hereby ratified, confirmed, and approved by the parties hereto.

     4.5 EFFECTIVE DATE OF SECOND AMENDMENT. This Second Amendment shall be effective from and after the date on which the Company has obtained the consent of the holders required to consent to such amendment pursuant to the provisions of Section 7.1 of the Note Agreement.

     Please signify your consent to this amendment of the Note Agreement between you and the Company by signing and returning this Second Amendment.

                                            AUGAT INC.

                                              /s/ Lynda Avallone
                                            By..................................

                                            Its Treasurer

Accepted as of the date first above written.

                                            ALLSTATE LIFE INSURANCE COMPANY

                                            By..................................

                                            By..................................

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